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                             Bogle & Gates P.L.L.C.
                                Two Union Sqaure
                                601 Union Street
                         Seattle, Washington 98101-2346
                               Tel: (206) 682-5151
                               Fax: (206) 621-2660

                                                               February 10, 1997

Freedom Chemical Company
Mellon Center, Suite 3500
1735 Market Street
Philadelphia, PA  19103

                  Re:      Freedom Chemical Company
                           Registration Statement on Form S-1

Ladies and Gentlemen:

                  We have acted as special Washington counsel to Kalama Chemical Inc., a Washington corporation ("Kalama"), and Kalama Specialty Chemicals, Inc., a Washington corporation ("Kalama Specialty" and, together with Kalama, the "Washington Subsidiaries"), in connection with the public offering of $125,000,000 aggregate principal amount of 10 5/8% Senior Subordinated Notes due 2006 (the "New Notes") of Freedom Chemical Company, a Delaware corporation (the "Company"), which will be guaranteed, on a senior subordinated basis pursuant to the guarantees (the "Guarantees" and, together with the New Notes, the "New Securities") by the Washington Subsidiaries, Freedom Textile Chemicals Co., a Delaware corporation ("Freedom Textile"), Hilton Davis Chemical Co., a Delaware corporation ("Hilton Davis"), FCC Acquisition Corp., a Delaware corporation ("FCC Acquisition"), Freedom Textile Chemical Company (South Carolina), Inc., a Delaware corporation ("Freedom Textile SC" and, collectively with Freedom Textile, Hilton Davis and FCC Acquisition, the "Delaware Subsidiaries"), Freedom Chemical

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Freedom Chemical Company
February 10, 1997
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Diamalt GmbH, a corporation organized under the laws of the Federal Republic of
Germany ("Diamalt"), and Kalama Foreign Sales Corporation, a corporation organized under the laws of Guam ("Kalama Foreign Sales" and, collectively with the Washington Subsidiaries, the Delaware Subsidiaries and Diamalt, the "Guarantors"). The New Securities are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount of the issued and outstanding 10 5/8% Senior Subordinated Notes due 2006 of the Company (the "Old Securities") under an Indenture dated as of October 15, 1996 (the "Indenture"), by and among the Company, the Guarantors and The Bank of New York, as trustee (the "Trustee"), as contemplated by the Registration Rights Agreement dated October 17, 1996 (the "Registration Rights Agreement"), by and among the

Company, the Guarantors and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Schroder Wertheim & Co. Incorporated and Smith Barney Inc.

                  This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

                  (i) Amendment No. 2 to the Registration Statement on Form
S-1 (File No. 33-84778) as filed with the Securities and Exchange Commission (the "Commission") on October 31, 1996, Amendment No. 3 thereto as filed with the Commission on January 13, 1997 and Amendment No. 4 thereto as filed with the Commission on February 10, 1997 (such Amendments to the Registration Statement being hereafter referred to as the "Registration Statement");

                  (ii) an executed copy of the Registration Rights Agreement;

                  (iii) an executed copy of the Indenture;

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Freedom Chemical Company
February 10, 1997
Page 3

                  (iv) the Articles of Incorporation of each of the Washington Subsidiaries, certified as true and correct by the Secretary of State of the State of Washington on October 9, 1996;

                  (v) the Bylaws of each of the Washington Subsidiaries, certified as true and complete by an officer of each respective corporation;

                  (vi) Certificates dated October 9, 1996 issued by the Secretary of State of the State of Washington certifying the existence of each of the Washington Subsidiaries and their respective authority to transact business in the corporate form in the State of Washington;

                  (vii) copies of resolutions of the Board of Directors of each of the Washington Subsidiaries, certified by the Secretary of each of the Washington Subsidiaries as true and complete;

                  (viii) the Form T-1 of the Trustee filed as an exhibit to the Registration Statement; and

                  (ix) the form of the New Notes and the Guarantees.

                  We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.


                  In rendering these opinions we have assumed, with your permission and without having made any independent investigation of the facts:
(i) the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents; (ii) that all parties other than the Washington Subsidiaries have the power, corporate or

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Freedom Chemical Company
February 10, 1997
Page 4

otherwise, to enter into and perform all obligations under all documents we have examined in connection with these opinions (the "Examined Documents"); (iii) that all the Examined Documents have been duly authorized, executed and delivered by, and each of them constitutes the legally valid and binding obligation of, such other parties, as applicable, enforceable against such other parties in accordance with their respective terms; (iv) that the resolutions of the Board of Directors of the Washington Subsidiaries in connection with the Purchase Agreement dated October 10, 1996 by and among the Company, the Washington Subsidiaries, the Delaware Subsidiaries, Diamalt and Kalama Foreign Sales and the sale of the Old Securities have not been rescinded and revoked; and (v) that all material factual matters, including, without limitation, representations and warranties, contained in the Examined Documents are true and correct as set forth therein.

                  In addition, we have assumed, with your permission and without having made any independent investigation of the facts: (i) that the execution, delivery and performance of the Indenture, including the Guarantees under the Indenture, by each of the Washington Subsidiaries will not violate any provisions of the laws of the State of New York, (ii) the validity, binding effect and enforceability of the Indenture and the Guarantees of the Washington Subsidiaries under the laws of such State, and (iii) that the laws of such State will not affect any of the conclusions stated herein. We have further assumed that neither the execution and delivery by either of the Washington Subsidiaries of the Indenture, including the Guarantees under the Indenture, nor the performance of any of the Washington Subsidiaries of its obligations thereunder, contravenes or conflicts with (i) any agreement or instrument to which it is a party or by which its properties or assets are bound, or (ii) any judicial or administrative judgment, injunction, order or decree that is binding upon it or its properties or assets. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representa-

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Freedom Chemical Company
February 10, 1997
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tions of directors, officers and other representatives of the Washington

Subsidiaries and others.

                  We note that the Indenture is by its terms governed by the laws of the State of New York. We are not admitted to practice in the State of New York, and accordingly express no opinion as to the laws of such State. We express no opinion as to the validity of such choice of law. Our opinion should be understood to the effect to be given to such documents under the internal laws of the State of Washington, if a court were to apply such law notwithstanding the parties' choice of other law.

                  Members of our firm are admitted to the bar in the State of Washington and we express no opinion with regard to any matter which may be governed by any law other than the federal law of the United States of America and the law of the State of Washington.

                  Based upon and subject to the limitations, assumptions, qualifications and exceptions set forth herein, we are of the opinion that when
(i) the Registration Statement becomes effective under the Act and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and (ii) the New Securities have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Old Securities surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Guarantees of the Washington Subsidiaries will constitute valid and binding obligations of each of the Washington Subsidiaries, enforceable against each of the Washington Subsidiaries in accordance with their terms.

                  The opinion set forth above is qualified as follows:

                           A. The validity and enforceability of obligations,
and the availability of rights and remedies, under the Indenture, including the Guarantees under the Indenture, are subject to and may be limited or affected

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Freedom Chemical Company
February 10, 1997
Page 6

by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting creditors' rights generally (including, without limitation, Section 548 of the United States Bankruptcy Code, state fraudulent transfer laws and other similar laws relating to fraud on creditors ("Fraudulent Conveyance Laws")), (ii) general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether such validity or enforceability of obligations or availability of rights and remedies is considered in a proceeding in equity or at law and (iii) laws imposing duties to act in good faith or in a commercially reasonable manner.

                           B. The validity and enforceability of obligations,
and the availability of rights and remedies, under the Indenture, including the Guarantees under the Indenture, may be further limited by other laws and judicial decisions with respect to or affecting remedial or procedural provisions contained in such documents, but in our judgment and subject to the other qualifications set forth in this letter, such other laws and judicial decisions do not render the Indenture invalid as a whole or substantially interfere with realization of the principal benefits intended to be provided thereby.

                           C. The validity and enforceability of obligations,
and the availability of rights and remedies, under the Indenture, including the Guarantees under the Indenture, may be further limited by other laws and judicial decisions with respect to the enforceability of the waiver contained in
Section 5.15 of the Indenture.

                           D. In rendering the opinion expressed in this letter,
we express no opinion with respect to: (i) any provisions in the Indenture pertaining to jurisdiction or venue, or (ii) any other provisions in the Indenture insofar as such provisions purport (A) to establish evidentiary standards or conclusive presumptions as to factual matters, (B) to appoint any person or entity as attorney-in-fact for the Washington Subsidiaries, (C) to

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Freedom Chemical Company
February 10, 1997
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require amendments, modifications or waivers of any provisions of the Indenture to be in writing, or (D) to provide that any person or entity (1) may have rights to release, exculpation, indemnity or contribution, (2) may have rights to the payment or reimbursement of attorneys' fees except to the extent that a court determines that such fees are reasonable, (3) may have rights to forfeiture or the payment of any sum as liquidated damages, penalties, late charges or prepayment premiums, (4) may have rights to any increase in any rate of interest upon delinquency in payment or the occurrence of a default, (5) may pursue inconsistent or cumulative remedies or (6) waives any right, remedy or defense.

                           E. We also express no opinion as to any securities
laws of any jurisdiction and the rules and regulations of the National Association of Securities Dealers, Inc.

                           F.  We call to your attention that:

                           (i) under the laws of the State of Washington, any
provision in an agreement requiring a party to pay another party's attorneys' fees and costs in any action to enforce the provisions of such agreement will be construed to entitle the prevailing party in any such action, whether or not such party is the party specified in such agreement, to be awarded its reasonable attorneys' fees, costs and necessary disbursements; and

                           (ii) the courts of the State of Washington will
consider extrinsic evidence (both oral and written) of circumstances of the Indenture to ascertain the intent of the parties in using the language set forth in the Indenture, regardless of whether or not the language set forth in the

Indenture is plain and unambiguous on its face and regardless of any statement by the parties in the Indenture that the Indenture constitutes an integrated expression of the agreement of the parties, and such courts may incorporate additional or supplementary terms into the Indenture.

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Freedom Chemical Company
February 10, 1997
Page 8

                  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                            Very truly yours,

                                            /s/ Bogle & Gates P.L.L.C.